EX-99.906CERT

certification

Paul Hopgood, Principal Executive Officer/President, and Pedro Gonzalez, Principal Financial Officer/Treasurer of Atlas U.S. Tactical Income Fund, Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Atlas U.S. Tactical Income Fund, Inc.	Principal Financial Officer/Treasurer Atlas U.S. Tactical Income Fund, Inc.

/s/ Paul Hopgood	/s/ Pedro Gonzalez
Paul Hopgood	Pedro Gonzalez

Date:	5/27/26	Date:	5/27/26

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Atlas U.S. Tactical Income Fund, Inc. and will be retained by Atlas U.S. Tactical Income Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.